Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 of Lombard Medical, Inc. for the registration of 3,700,000 shares of its common stock, and to the incorporation by reference therein of our report dated July 29, 2015, with respect to the financial statements of Altura Medical, Inc. for the year ended December 31, 2014, included in its Form 6-K, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Francisco, California
 January 13, 2016